Exhibit 1.01

Conflict Minerals Report of

Myomo, Inc.

For the Year Ended December 31, 2024

Introduction

This is the Conflict Minerals Report (the “CMR”) of Myomo, Inc. (the “Company,” “we” or “us” or “our”) for the reporting period from January 1, 2024 to December 31, 2024 in accordance with Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”). The Rule requires disclosure of certain information when a registrant manufactures or contracts to manufacture products that contain, or likely contain, the “Conflict Minerals” specified in the Rule, which are necessary to the functionality or production of products (the “Covered Products”). We have six Covered Products, which are left and right versions of our MyoPro® Motion W and Motion G, and left and right versions of our MARK (Mobile Arm Rehab Kit) units, including accessories provided therewith.

“Conflict Minerals” are defined as gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten. Tantalum, tin, tungsten and gold are collectively referred to as “3TG” for the purposes of this assessment. According to the Rule, if a registrant, based on a good faith reasonable country of origin inquiry regarding the Conflict Minerals, has reason to believe that (i) the Conflict Minerals contained in its Covered Products may have originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively with the DRC, the “Covered Countries”) or (ii) such Conflict Minerals may not be from entirely recycled or scrap sources, then the registrant must exercise due diligence on the source and chain of custody of the Conflict Minerals, and submit a conflict minerals report describing those due diligence measures.

Reasonable Country of Origin Inquiry

During the year ended December 31, 2024, we conducted a Reasonable Country of Origin Inquiry (“RCOI”) to determine, using good faith and reasonable best efforts, whether any of the necessary 3TG that was necessary to the production or functionality of our Covered Products in 2024 originated, or likely originated, from any of the Covered Countries or whether the 3TG originated, or likely originated, from entirely recycled or scrap sources. We held meetings with our engineering and supply chain functions to review the bill of materials for our products to determine which of our purchased components may contain 3TG and to map them their respective suppliers.

We believe that the number of suppliers that may use 3TG in the manufacture of our purchased components is limited. We identified 29 relevant suppliers. We requested that all identified suppliers provide information regarding the origin of the Conflict Minerals contained in components supplied using version 6.4, or higher, of the Conflict Minerals Reporting Template (“CMRT”) of the Responsible Business Alliance and created by the Responsible Minerals Initiative (“RMI”).

We reviewed the responses received, checked for inconsistencies, incomplete forms, and inaccurate responses, and sent reminders to suppliers who did not respond to our requests for information. We compared the Conflict Minerals smelters or refiners reported in the surveys returned against the lists of facilities that received a conformant or active designation by the RMI’s Responsible Minerals Assurance Process (“RMAP”). In accordance with the Rule, we concluded in good faith that during the year ended December 31, 2024:

•	Our products include certain purchased components for which Conflict Minerals are necessary to the functionality or production of those products; and

•

Based on our good faith RCOI regarding the Conflict Minerals, we had reason to believe that: (i) the Conflict Minerals contained in our Covered Products may have originated in the DRC or one or more of the Covered Countries and (ii) such Conflict Minerals are not from entirely recycled or scrap sources.

Myomo Inc. | 45 Blue Sky Dr., Suite 101 | Burlington, MA 01803

TEL: 877.736.9666 www.myomo.com info@myomo.com

As a result, we exercised due diligence on the Conflict Minerals’ source and chain of custody and are filing this CMR with our Form SD to comply with the requirements of the Rule. In accordance with applicable guidance from the U.S. Securities and Exchange Commission (the “SEC”), we are not required to obtain an independent private sector audit of our CMR for the year ended December 31, 2024. The due diligence measures we performed are discussed below.

Part I. Company Overview and Description of the Company’s Products Covered by This Report

We are a wearable medical robotics company, specializing in myoelectric braces, or orthotics, for people with neuromuscular disorders. We develop and market the MyoPro product line, which is a myoelectric-controlled upper limb brace, or orthosis. The orthosis is a rigid brace used for the purpose of supporting a patient’s weak or deformed arm to enable and improve functional activities of daily living (“ADLs”), in the home and community. It is custom constructed by trained personnel during a custom fabrication process for each individual user to meet their specific needs. Our products are designed to help restore function in individuals with neuromuscular conditions due to brachial plexus injury, stroke, traumatic brain injury, spinal cord injury and other neurological disorders.

Part II. The Company’s Due Diligence Process

Design of Due Diligence

We have adopted due diligence processes in accordance with Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition (2016), including the related Supplements on Tin, Tantalum and Tungsten and on Gold published by the Organization for Economic Co-Operation and Development (collectively, the “OECD Guidance”).

The design of our Conflict Minerals program is in conformity with the OECD Guidance, specifically as it relates to our position in the minerals supply chain as a company that is several levels removed from the actual mining of Conflict Minerals (i.e., a “downstream company”). We do not make direct purchases of raw ore or unrefined Conflict Minerals and instead rely on our direct suppliers to provide us with the information regarding the likely source and chain of custody of the 3TG minerals supplied to us. Summarized below are the design components of our Conflict Minerals program as they relate to the five-step framework set forth in the OECD Guidance:

Due Diligence Performed

Step 1. Establish Strong Company Management Systems

Internal Compliance Team.

Senior management is involved with the overall execution of our program. The compliance team consists of members of the Engineering and Supply Chain departments. This team is responsible for reviewing supplier data and coordination of issues and other tasks that may arise. The team is also responsible for following up with non-responsive suppliers. The team, together with the chief financial officer, reviews our data collection efforts.

Control Systems

We rely on our direct suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us – including sources of 3TG that are supplied to them from lower tier suppliers. To obtain this information from our suppliers, we retained a third-party service provider, ComplianceXL to assist us in collecting and reviewing this data. CMRT's were requested of suppliers whose products may contain 3TG as identified by our Internal Compliance Team. We expect all our suppliers to have policies and procedures in place to ensure that any 3TG minerals used in the production of the products sold to us are DRC conflict-free. This means that the products must not contain 3TG minerals that directly or indirectly finance, or benefit armed groups in the Covered Countries. These expectations are communicated directly to suppliers. These efforts are made more difficult due to the fact that a significant portion of our supply chain is not required to file reports with the SEC under Sections 13(a) or 15(d) of the Exchange Act.

Myomo Inc. | 45 Blue Sky Dr., Suite 101 | Burlington, MA 01803

TEL: 877.736.9666 www.myomo.com info@myomo.com

Other controls include, but are not limited to, our Code of Business Conduct and Ethics that outlines certain expected behaviors for all employees. The Code of Conduct is available to all direct suppliers and if a supplier does not meet our requirements, the relationship with this supplier will be evaluated. Our Code of Conduct is reviewed annually to ensure it continues to align with industry best practices.

Strengthen the Company’s Engagement with Suppliers

We inform our in-scope manufacturers and suppliers of our disclosure requirements, including our compliance with the OECD Guidance and the Rule.

We have implemented a supply chain system of controls and transparency through the use of due diligence tools created by the RMI. These tools include, as discussed in “Step 2” below, accepting at a minimum version 6.4, or higher, of the CMRT, which is designed to identify and verify information regarding the smelters or refiners that process the necessary Conflict Minerals contained in our products.

Establish a Company-level Grievance Mechanism.

We maintain a telephonic and internet-based hotline for all employees. The hotline is available for use with respect to Conflict Minerals. An independent company (the, “Contractor”) receives calls and electronically submitted tips and issues. The Contractor will notify the CEO, CFO, General Counsel, and Chair of the Audit Committee of the Board of Directors of any calls or other submissions. Upon notification, we evaluate the best method of investigation, evaluation, and if required resolution of any matters. Any matters submitted are reviewed by the Audit Committee during their quarterly meetings.

Maintain Records

We have adopted a policy to retain relevant documentation for a period of 5 years,. including supplier responses to CMRTs. We store all of the information and findings from this process in an internal file management system that can be audited by internal or external parties.

Step 2. Identify and Assess Risks in the Supply Chain

Identify Risks in the Supply Chain by Identifying Company Suppliers.

Identify Company Suppliers.

As explained above, we do not buy raw ore or unrefined Conflict Minerals directly from refiners, smelters or mines. Our supply chain with respect to the Covered Products is complex, with multiple intermediaries and third parties in the supply chain between the manufacturing of the Covered Products and the original sources of the necessary Conflict Minerals. Because we believe that the smelters or refiners of the Conflict Minerals are best situated to identify the sources of Conflict Minerals, we rely on our direct suppliers to provide information on the origin of the Conflict Minerals contained in components and materials supplied to us.

As discussed above under “Reasonable Country of Origin Inquiry” and “Part I. Company Overview and Description of the Company’s Products Covered by This Report,” we identified our Covered Products falling within the scope of the Rule (i.e., products which were manufactured or contracted to be manufactured by us) during the 2024 calendar year. Based on these Covered Products, we were able to identify the suppliers from which we purchase components or materials for the Covered Products that may include Conflict Minerals. We identified 29 relevant suppliers whose products may contain 3TG.

Request Conflict Minerals Reporting Templates (CMRTs) from suppliers.

Myomo Inc. | 45 Blue Sky Dr., Suite 101 | Burlington, MA 01803

TEL: 877.736.9666 www.myomo.com info@myomo.com

We surveyed these suppliers to identify the 3TG contained in the products they supply us with, the smelters or refiners that process the 3TG and the country of origin, or likely country of origin, of such 3TG. The survey was conducted by our third party service provider utilizing version 6.4, or higher, of the CMRT. We utilize this RMI reporting template to collect data and information from our suppliers in order to identify the origins of 3TG in our supply chain. We received responses from all 29 of surveyed suppliers (100%).

Assess Risks in the Supply Chain.

Analyze surveys for RMAP “conformant” and “active” smelters or refiners.

We compared smelters or refiners identified in the supply chain survey against the RMI’s “conformant” smelter or refiner list, which lists all facilities that have received a RMAP “conformant” designation from the RMI. We reviewed all of the responses to determine whether smelters or refiners identified in our supply chain obtained a designation of “conformant” or “active” from the RMI.

Of the CMRT responses we received from suppliers, some included incomplete responses as well as inconsistencies and inaccuracies within the reported data. In such cases, we contacted the suppliers directly in an effort to secure revised responses. In some cases, if Company-level CMRT's resulted in responses noting use of Conflict Minerals in the Covered Products, we attempted to seek product-level CMRT's to confirm the responses. Through this process, we have identified, to the best of our efforts, the smelters or refiners in our supply chain and country of origin, or likely country of origin, based on information for the smelters or refiners identified in the supply chain survey.

Understand and define RMAP “conformant” and “active” statuses.

To compile its list, the RMI employs independent third-party auditors to audit the source, including mines of origin and chains of custody, of the Conflict Minerals processed by smelters or refiners which agree to undergo an audit. “Conformant” means that a smelter or refiner was listed as “conformant” with the RMAP’s assessment protocols, including those indicated as “re-audit in progress”.

Smelters or refiners labeled as “active” have committed to undergo an audit, which may be in progress, or are participating in one of the cross-recognized certification programs, namely, the London Bullion Market Association ("LBMA") Responsible Gold Certification or Responsible Jewelry Program Chain-of-Custody Certification.

Step 3. Design and Implement a Strategy to Respond to Identified Risks

We deal with each supplier on an individual basis as our response to suppliers is dependent on the risk(s) identified and exposure. Factors considered include the overall willingness of the supplier to mitigate risk as well as our ability to procure alternative suppliers. Our response is measured and does include termination of our relationship, if necessary

Step 4. Carry Out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

Due to our downstream position in the supply chain, we do not have a direct relationship with 3TG smelters or refiners. Therefore, we do not perform direct audits of these entities within our supply chain, but instead rely on the efforts of organizations such as the RMI to influence smelters or refiners to undergo audits and become certified through the RMAP.

Step 5. Report Annually on Supply Chain Due Diligence

Our supply chain due diligence efforts are described in this CMR. We have filed this CMR in accordance with the Rule by filing a Form SD with the SEC, with this CMR as an exhibit. This CMR is also available on our website at https://ir.myomo.com/corporate-governance/governance-documents. Information contained on, or that can be accessed through, our website does not constitute a part of this CMR and is not incorporated by reference herein.

Myomo Inc. | 45 Blue Sky Dr., Suite 101 | Burlington, MA 01803

TEL: 877.736.9666 www.myomo.com info@myomo.com

Part III. The Company’s Due Diligence Findings and Conclusions

Our Conflict Minerals process, as described above, allowed us to identify in-scope products and the corresponding suppliers. These 29 identified suppliers were surveyed using version 6.4, or higher, of the CMRT. We received survey responses from all 29 (100%) of our surveyed suppliers. 12 suppliers reported use of 3TG in the products we purchase from them. Of those suppliers, 6 suppliers reported that the 3TG minerals used in the products that we purchase from them were not sourced from a Covered Country. The remaining 6 suppliers reported that the products they provide to us contain 3TG minerals, which may have been sourced from the Covered Countries. The results of the survey do not allow us to make definitive conclusions as to the source or likely source of any potential Conflict Minerals that were necessary to the production or functionality of our products that were manufactured, or contracted to manufacture, in 2024.

Facilities Used to Process the Conflict Minerals in the Covered Products

We compared the list of smelters and refiners provided in our suppliers' responses to the lists of smelters maintained by RMI and, if a supplier indicated that a facility was certified as conflict-free, confirmed that the facility was listed on RMI’s list of validated conflict free smelters and refiners of 3TG. Our suppliers identified a total of 254 legitimate smelters and refiners that appear on the lists maintained by RMI. Based on the smelter list provided by suppliers via the CMRT and publicly available information, we have identified 249 smelters and refiners that are deemed RMI Compliant. We identified 5 smelters deemed RMI Active. Most of the CMRTs we received were made on a company or division level basis, which did not allow us to identify which smelters or refiners listed by our suppliers actually processed the 3TG contained in our products. We attempted to obtain product-level CMRT's as appropriate. All smelters and refiners identified by our suppliers that we believe may source 3TG from the Covered Countries appear on RMI’s list of validated conflict free smelters and refiners. Attached, as Annex I, is a list of all of the smelters and refiners listed by our suppliers in their completed CMRTs that appear on the lists of smelters maintained by the RMI as legitimate.

Part IV. Implementation of Strategies to Respond to Identified Risks and Future Steps

We have taken, and intend to continue taking, steps to improve our due diligence processes and to minimize the risk that our necessary Conflict Minerals benefit, or likely benefit, armed groups in the DRC or Covered Countries, as well as Conflict-Affected or High-Risk Areas. Going forward, we will continue working with our global supply chain to ensure responsible sourcing and assure compliance with applicable regulations through the following steps:

1.	Contacting from time to time, as is reasonably required, direct suppliers that do not respond to the supply chain survey by a specified date, requesting their responses.

2.

Comparing, as is reasonably required, applicable smelters or refiners identified in the supply chain survey against the list of facilities that have received a RMAP “conformant” or “active” designation from the RMI’s RMAP.

3.	Making a good faith effort to enact terms and conditions related to Conflict Minerals in supplier contracts.

4.	Engaging with suppliers to encourage them to provide requested information for 2025.

5.	Continuing to communicate to our suppliers the expectation that they steer their supply chain towards “conformant” smelters as defined by the RMI's RMAP or other equivalent programs.

Forward-Looking Statements

Myomo Inc. | 45 Blue Sky Dr., Suite 101 | Burlington, MA 01803

TEL: 877.736.9666 www.myomo.com info@myomo.com

In addition to historical facts, this CMR contains forward-looking statements within federal securities law, including the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information regarding further supplier engagement, due diligence and risk mitigation efforts and strategy, and involve certain risks and uncertainties. Actual results could differ materially from the forward-looking statements. Words such as “expects,” “anticipates,” “intends,” “seeks,” “believes,” “may,” “will,” variations of these words, and similar expressions are intended to identify such forward looking statements. Risks and uncertainties that could cause actual results to differ include, without limitation, risks and uncertainties associated with the progress of industry and other supply chain transparency and smelter or refiner validation programs for Conflict Minerals (including the possibility of inaccurate information, fraud and other irregularities), inadequate supplier education and knowledge, limitations on the ability or willingness of suppliers to provide more accurate, complete and detailed information and limitations on our ability to verify the accuracy or completeness of any supply chain information provided by suppliers and other factors discussed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on March 10, 2025, and other documents subsequently filed with or furnished to the SEC. Any forward-looking statement made in this CMR speaks only as of the date hereof. Except as otherwise required by law, the Company undertakes no obligation to update publicly the information contained in this CMR, or any forward looking statements, to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Myomo Inc. | 45 Blue Sky Dr., Suite 101 | Burlington, MA 01803

TEL: 877.736.9666 www.myomo.com info@myomo.com

Annex I

This list includes all of the smelters and refiners listed by our suppliers in their completed CMRTs that appear on the lists of smelters maintained by the RMI as legitimate. Since most of the CMRTs we received from our suppliers were made on a company or division level basis, rather than on a product-level basis, we are not able to identify which smelters or refiners listed actually processed the 3TG minerals contained in our products. Therefore, our list of processing smelters and refiners disclosed may contain more facilities than those that actually processed the conflict minerals contained in our products. The efforts described above under “Due Diligence Performed” represent our efforts to determine the location of origin of our conflict minerals. Myomo, Inc. is not a member of the RMI, and therefore only discloses publicly available smelter statuses (Conformant and Active). As a result, the number of validated smelters and refiners may differ from totals that include Non-Conformant statuses available exclusively to RMI members.

Metal	Smelter Name	Smelter Country	Smelter Identification	Smelter status
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004	Conformant
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708	Conformant
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015	Conformant
Gold	Agosi AG	GERMANY	CID000035	Conformant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	Conformant
Tin	Alpha	UNITED STATES OF AMERICA	CID000292	Conformant
Tantalum	AMG Brasil	BRAZIL	CID001076	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058	Conformant
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	Conformant
Gold	Asahi Pretec Corp.	JAPAN	CID000082	Conformant
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	Conformant
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920	Conformant
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502	Conformant
Gold	Aurubis AG	GERMANY	CID000113	Conformant
Tin	Aurubis Beerse	BELGIUM	CID002773	Conformant
Tin	Aurubis Berango	SPAIN	CID002774	Conformant
Gold	Bangalore Refinery	INDIA	CID002863	Active
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	Conformant
Gold	Boliden Ronnskar	SWEDEN	CID000157	Conformant
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	Conformant
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	Conformant

Myomo Inc. | 45 Blue Sky Dr., Suite 101 | Burlington, MA 01803

TEL: 877.736.9666 www.myomo.com info@myomo.com

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190	Conformant
Gold	Chimet S.p.A.	ITALY	CID000233	Conformant
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	CID002641	Conformant
Tin	China Tin Group Co., Ltd.	CHINA	CID001070	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	Conformant
Gold	Chugai Mining	JAPAN	CID000264	Conformant
Gold	Coimpa Industrial LTDA	BRAZIL	CID004010	Conformant
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	CID003486	Conformant
Tin	CRM Synergies	SPAIN	CID003524	Conformant
Tungsten	Cronimet Brasil Ltda	BRAZIL	CID003468	Conformant
Tin	CV Ayi Jaya	INDONESIA	CID002570	Conformant
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455	Conformant
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504	Conformant
Gold	Dowa	JAPAN	CID000401	Conformant
Tin	Dowa	JAPAN	CID000402	Conformant
Tin	DS Myanmar	MYANMAR	CID003831	Conformant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425	Conformant
Gold	Elite Industech Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID004755	Conformant
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438	Conformant
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448	Conformant
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	Conformant
Tin	Fenix Metals	POLAND	CID000468	Conformant
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	Conformant
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA	CID003609	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	Conformant
Gold	GG Refinery Ltd.	TANZANIA, UNITED REPUBLIC OF	CID004506	Conformant
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	Conformant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557	Conformant
Tin	Global Advanced Metals Greenbushes Pty Ltd.	AUSTRALIA	CID004754	Conformant

Myomo Inc. | 45 Blue Sky Dr., Suite 101 | Burlington, MA 01803

TEL: 877.736.9666 www.myomo.com info@myomo.com

Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA	CID000568	Conformant
Gold	Gold by Gold Colombia	COLOMBIA	CID003641	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116	Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	Conformant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541	Conformant
Gold	Heimerle + Meule GmbH	GERMANY	CID000694	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	Conformant
Gold	Heraeus Germany GmbH Co. KG	GERMANY	CID000711	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707	Conformant
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA	CID003417	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	Conformant
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA	CID002513	Conformant
Gold	Impala Refineries – Base Metals Refinery (BMR)	SOUTH AFRICA	CID004604	Conformant
Gold	Impala Refineries – Platinum Metals Refinery (PMR)	SOUTH AFRICA	CID004714	Conformant
Gold	Impala Rustenburg	SOUTH AFRICA	CID004610	Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	Conformant
Gold	Istanbul Gold Refinery	TURKEY	CID000814	Conformant
Gold	Italpreziosi	ITALY	CID002765	Conformant
Gold	Japan Mint	JAPAN	CID000823	Conformant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	Conformant
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	Conformant

Myomo Inc. | 45 Blue Sky Dr., Suite 101 | Burlington, MA 01803

TEL: 877.736.9666 www.myomo.com info@myomo.com

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	Conformant
Gold	Kazzinc	KAZAKHSTAN	CID000957	Conformant
Tantalum	KEMET de Mexico	MEXICO	CID002539	Conformant
Tungsten	Kenee Mining Corporation Vietnam	VIET NAM	CID004619	Conformant
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966	Conformant
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105	Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511	Conformant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	Conformant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605	Conformant
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID003407	Conformant
Tungsten	Lianyou Resources Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID004397	Conformant
Gold	LS MnM Inc.	KOREA, REPUBLIC OF	CID001078	Conformant
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689	Conformant
Tin	Luna Smelter, Ltd.	RWANDA	CID003387	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	Conformant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	Conformant
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA	CID004434	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	Conformant
Tungsten	Masan High-Tech Materials	VIET NAM	CID002543	Conformant
Gold	Materion	UNITED STATES OF AMERICA	CID001113	Conformant
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA	CID002548	Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	Conformant
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500	Active
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	CID003575	Conformant
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	Conformant
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157	Conformant

Myomo Inc. | 45 Blue Sky Dr., Suite 101 | Burlington, MA 01803

TEL: 877.736.9666 www.myomo.com info@myomo.com

Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161	Conformant
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173	Conformant
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175	Conformant
Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE	CID004065	Conformant
Tin	Minsur	PERU	CID001182	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	Conformant
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	Conformant
Gold	MKS PAMP SA	SWITZERLAND	CID001352	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220	Conformant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	Conformant
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189	Conformant
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589	Conformant
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	Conformant
Tantalum	NPM Silmet AS	ESTONIA	CID001200	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	Active
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	Conformant
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337	Conformant
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	PHILIPPINES	CID004797	Conformant
Tungsten	Philippine Carreytech Metal Corp.	PHILIPPINES	CID004438	Active
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	Conformant
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919	Conformant
Tantalum	PowerX Ltd.	RWANDA	CID004054	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	Conformant
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309	Conformant
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	Conformant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	Conformant
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402	Conformant
Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406	Conformant
Tin	PT Bangka Prima Tin	INDONESIA	CID002776	Conformant

Myomo Inc. | 45 Blue Sky Dr., Suite 101 | Burlington, MA 01803

TEL: 877.736.9666 www.myomo.com info@myomo.com

Tin	PT Bangka Serumpun	INDONESIA	CID003205	Conformant
Tin	PT Bangka Tin Industry	INDONESIA	CID001419	Conformant
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421	Conformant
Tin	PT Bukit Timah	INDONESIA	CID001428	Conformant
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696	Conformant
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835	Conformant
Tin	PT Mitra Stania Prima	INDONESIA	CID001453	Conformant
Tin	PT Mitra Sukses Globalindo	INDONESIA	CID003449	Conformant
Tin	PT Premium Tin Indonesia	INDONESIA	CID000313	Conformant
Tin	PT Prima Timah Utama	INDONESIA	CID001458	Conformant
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA	CID003868	Conformant
Tin	PT Rajawali Rimba Perkasa	INDONESIA	CID003381	Conformant
Tin	PT Rajehan Ariq	INDONESIA	CID002593	Conformant
Tin	PT Refined Bangka Tin	INDONESIA	CID001460	Conformant
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463	Conformant
Tin	PT Sukses Inti Makmur (SIM)	INDONESIA	CID002816	Conformant
Tin	PT Timah Nusantara	INDONESIA	CID001486	Conformant
Tin	PT Timah Tbk Kundur	INDONESIA	CID001477	Conformant
Tin	PT Timah Tbk Mentok	INDONESIA	CID001482	Conformant
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	Conformant
Tin	PT Tommy Utama	INDONESIA	CID001493	Conformant
Gold	PX Precinox S.A.	SWITZERLAND	CID001498	Conformant
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508	Conformant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	Conformant
Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582	Conformant
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706	Conformant
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707	Conformant
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA	CID003583	Conformant
Gold	Royal Canadian Mint	CANADA	CID001534	Conformant
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539	Conformant
Gold	SAFINA A.S.	CZECHIA	CID002290	Conformant
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585	Conformant
Gold	Shandong Gold Smelting Co., Ltd.	CHINA	CID001916	Conformant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	Conformant
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA	CID004430	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	Conformant

Myomo Inc. | 45 Blue Sky Dr., Suite 101 | Burlington, MA 01803

TEL: 877.736.9666 www.myomo.com info@myomo.com

Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	Conformant
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918	Conformant
Tin	Super Ligas	BRAZIL	CID002756	Conformant
Gold	T.C.A S.p.A	ITALY	CID002580	Conformant
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN	CID004403	Conformant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	Conformant
Tantalum	TANIOBIS Co., Ltd.	THAILAND	CID002544	Conformant
Tantalum	TANIOBIS GmbH	GERMANY	CID002545	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	CID002549	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002542	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002550	Conformant
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891	Conformant
Tin	Thaisarco	THAILAND	CID001898	Conformant
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	CID002180	Conformant
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325	Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	Conformant
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615	Conformant
Tungsten	Tungsten Vietnam Joint Stock Company	VIET NAM	CID003993	Conformant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	Conformant
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993	Conformant
Gold	Valcambi S.A.	SWITZERLAND	CID002003	Conformant
Gold	WEEEREFINING	FRANCE	CID003615	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036	Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044	Conformant
Tin	Woodcross Smelting Company Limited	UGANDA	CID004724	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	Conformant
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	CID000616	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	Conformant

Myomo Inc. | 45 Blue Sky Dr., Suite 101 | Burlington, MA 01803

TEL: 877.736.9666 www.myomo.com info@myomo.com

Gold	Yamakin Co., Ltd.	JAPAN	CID002100	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522	Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	Conformant
Tungsten	Avon Specialty Metals Ltd.	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND	CID002704	Conformant
Tantalum	Avon Specialty Metals Ltd.	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND	CID002705	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	Conformant
Tantalum	CMT Rare Metal Advanced Materials (Hunan) Co., Ltd.	CHINA	CID004431	Conformant
Tin	Feinhutte Halsbrucke GmbH	GERMANY	CID000466	Conformant
Gold	Freeport Cobalt Oy	FINLAND	CID003226	Conformant
Tungsten	Ganzhou Sunny Non-Ferrous Metals Co., Ltd.	CHINA	CID003580	Conformant
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	CID003191	Conformant
Tungsten	Plansee Composite Materials GmbH	GERMANY	CID004068	Conformant
Tantalum	Plansee SE Reutte	AUSTRIA	CID002556	Conformant
Tin	PT Masbro Alam Stania	INDONESIA	CID003380	Active
Tantalum	QSIL Metals Hermsdorf GmbH	GERMANY	CID002547	Conformant
Tantalum	RFH Recycling Metals Co., Ltd.	CHINA	CID003159	Conformant
Tin	Soft Metais Ltda.	BRAZIL	CID001758	Conformant
Tin	TRATHO Metal Quimica	BRAZIL	CID003474	Conformant
Tantalum	V&D New Materials (Jiangsu) Co., Ltd.	CHINA	CID003498	Conformant
Tantalum	XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD.	CHINA	CID003973	Conformant

Myomo Inc. | 45 Blue Sky Dr., Suite 101 | Burlington, MA 01803

TEL: 877.736.9666 www.myomo.com info@myomo.com